BYRNA TECHNOLOGIES INC. 8-K

Exhibit 99.1

Byrna Technologies Announces Proposed Public Offering of Common Stock

ANDOVER, MA (JUNE 1, 2020) — Byrna Technologies Inc. ("Byrna" or “the Company") (NASDAQ: BYRN) (CSE: BYRN) today announced that it has filed a registration statement on Form S-1 with the U.S. Securities and Exchange Commission (the “SEC”) relating to a proposed public offering of its common stock. The Company currently expects an offering size of approximately $50 million, although the offering size, number of shares to be offered and the offering price for the proposed offering have not yet been determined. Byrna intends to use the net proceeds from the proposed offering for working capital and other general corporate purposes. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

Raymond James & Associates, Inc. will act as lead book-running manager, B. Riley Securities, Inc. will act as book-running manager and Ladenburg Thalmann & Co. will act as co-manager for the proposed offering.

The proposed offering will be made only by means of a prospectus. Copies of the preliminary prospectus may be obtained, when available, from Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, FL 33716, Attention: Equity Syndicate, (800) 248-8863, prospectus@raymondjames.com.

A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy these securities be accepted prior to the time that the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

1

About Byrna Technologies Inc.

Byrna is a technology company, specializing in the development, manufacture, and sale of innovative non-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here. The Company is the manufacturer of the Byrna® HD personal security device, a state of the art handheld CO2 powered launcher designed to provide a non-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products visit the Company's e-commerce store.

Forward Looking Information

This news release contains "forward-looking statements" within the meaning of the U.S. and Canadian securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans", "expects", “projects”, "intends", "anticipates" and "believes” and statements that certain actions, events or results "may", "could", "would", "should", "might", "occur" or "be achieved" or "will be taken.” Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include but are not limited to the planned offering of securities, the timing, price and size of the offering, anticipated underwriters, and their roles, and planned uses of proceeds. Forward-looking statements are based on, among other things, opinions, assumptions, estimates and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect anticipated events and outcomes and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including comments from the Securities Exchange Commission, changes in the business or the market for our securities or the economy or securities markets generally and other factors that could affect the market for our securities and changes to our business, revenues, needs, business plans, competitive conditions, credit terms, and availability of capital that could impact our capital needs. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that all risks cannot be anticipated and any list of risks may not be exhaustive, accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A in our most recent Form 10-K and subsequent filings with the Securities and Exchange Commission (“SEC”), and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Contact: Byrna Technologies, Inc. Lisa Wager, Chief Legal Officer 978-665-2721	Investor Relations Counsel: The Equity Group Inc. Fred Buonocore, CFA 212-836-9607 Mike Gaudreau 212-836-9620

2